Exhibit 1.1

HURON CONSULTING GROUP INC.

             Shares

Common Stock

($0.01 Par Value)

UNDERWRITING AGREEMENT

                          , 2004

UNDERWRITING AGREEMENT

                          , 2004

UBS Securities LLC

Deutsche Bank Securities Inc.

William Blair & Company, L.L.C.

as Managing Underwriters

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171

Ladies and Gentlemen:

Huron Consulting Group Inc., a Delaware corporation (the “Company”), proposes to issue and sell, and HCG Holdings LLC, a Delaware limited liability company (the “Selling Stockholder”), proposes to sell, to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representatives, an aggregate of              shares (the “Firm Shares”) of Common Stock, $0.01 par value (the “Common Stock”), of the Company, of which              shares are to be issued and sold by the Company and              shares are to be sold by the Selling Stockholder. In addition, solely for the purpose of covering over-allotments, the Selling Stockholder proposes to grant to the Underwriters the option to purchase from the Selling Stockholder up to an additional              shares of Common Stock (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus that is referred to below.

The Company hereby acknowledges that in connection with the proposed offering of the Shares, it has requested UBS Financial Services Inc. (“UBS-FinSvc”) to administer a directed share program (the “Directed Share Program”) under which up to              Firm Shares, or 5% of the Firm Shares to be purchased by the Underwriters (the “Reserved Shares”), shall be reserved for sale by UBS-FinSvc at the initial public offering price to the Company’s officers, employees, third-party consultants, members of the Company’s board of directors and other persons having a relationship with the Company, as designated by the Company (the “Directed Share Participants”), as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the NASD (as defined below) and all other applicable laws, rules and regulations. The number of Shares available for sale to the general public will be reduced to the extent that Directed Share Participants purchase Reserved Shares. The Underwriters may offer any Reserved Shares not purchased by Directed Share Participants to the general public on the same basis as the other Shares being issued and sold hereunder. The Company has supplied UBS-FinSvc with names, addresses and telephone numbers of the individuals or other entities which the Company has designated to be participants in the Directed Share Program. It is understood that any number of those designated to participate in the Directed Share Program may decline to do so.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-115434) including a prospectus, relating to the Shares. The Company has furnished to you, for use by the

Underwriters and by dealers, copies of one or more preliminary prospectuses (each thereof, being herein called a “Preliminary Prospectus”) relating to the Shares. Except where the context otherwise requires, the registration statement, as amended when it becomes effective, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430(A) under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the “Registration Statement,” and the prospectus, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the “Prospectus.” As used herein, “business day” shall mean a day on which the New York Stock Exchange is open for trading, and “Exchange Act” shall mean collectively the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

The Company, the Selling Stockholder and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell, and the Selling Stockholder agrees to sell, severally and not jointly, to the respective Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company and the Selling Stockholder, the respective number of Firm Shares (subject to such adjustment as you may determine to avoid fractional shares) that bears the same proportion to the number of Firm Shares to be sold by the Company or by the Selling Stockholder, as the case may be, as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 10 hereof, in each case at a purchase price of $______ per Share. The Company and the Selling Stockholder are advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Selling Stockholder hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Selling Stockholder, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company and the Selling Stockholder for the Firm Shares. This option may be exercised by UBS Securities LLC (“UBS”) and Deutsche Bank Securities Inc. (“Deutsche Bank”) on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date hereof, by written notice to the Company and the Selling Stockholder. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. At any additional time of purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to the respective Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Additional Shares that bears the same proportion to the aggregate number of Additional Shares being purchased at such additional time of purchase as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares), subject to adjustment in accordance with Section 10 hereof.

2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company and the Selling Stockholder by federal funds wire transfer, against delivery of (i) the Firm Shares to be sold by the Company to you through the facilities of The Depository Trust Company (DTC) and (ii) certificates for the Firm Shares to be sold by the Selling Stockholder, in each case for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on             , 2004 (unless another time shall be agreed to by you and the Company and the Selling Stockholder or unless postponed in accordance with the provisions of Section 10 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.” Delivery of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Delivery of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 8 hereof with respect to the purchase of the Shares shall be made at the offices of Katten Muchin Zavis Rosenman, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) the Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending or, to the Company’s knowledge, are threatened or contemplated by the Commission; each Preliminary Prospectus and any amendment or supplement thereto, at the time of filing thereof, complied in all material respects with the requirements of the Act and the Preliminary Prospectus dated             , 2004, did not, as of its date, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complied when it became effective, complies and, as amended or supplemented, if applicable, will comply, at the time of purchase and any additional time of purchase, in all material respects with the requirements of the Act; the

Prospectus will comply, as of its date and at the time of purchase and any additional times of purchase, in all material respects with the requirements of the Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the Registration Statement did not when it became effective, does not and, as amended or supplemented, if applicable, will not, at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus, as amended or supplemented, if applicable, will not, as of its date and at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in, or omission from, any Preliminary Prospectus, the Registration Statement or the Prospectus based upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in any such Preliminary Prospectus, the Registration Statement or the Prospectus, it being understood and agreed that the only such information is that described in Section 12; and the Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus or the Prospectus;

(b) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth under the heading “Actual” in the section of the Registration Statement and the Prospectus entitled “Capitalization” and, after giving effect to the transactions contemplated by this Agreement, the Company shall have an authorized and outstanding capitalization as set forth under the heading “Pro Forma As Adjusted” in the section of the Registration Statement and the Prospectus entitled “Capitalization” (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options disclosed as outstanding in the Registration Statement and the Prospectus and the grant of options and restricted stock awards described in the Registration Statement and the Prospectus); all of the shares of capital stock, including the Common Stock and the Shares to be sold by the Selling Stockholder, of the Company issued and outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

(c) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares to be sold by it as contemplated herein;

(d) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a ”Material Adverse Effect”);

(e) the Company has no subsidiaries (as defined in Rule 405 of the Act) other than Huron Consulting Services LLC (“HCG LLC”), Huron Consulting Group Holdings (UK) Ltd. (“HCG UK”) and Huron Consulting Group Ltd. (“HCG Ltd.” and, together with HCG UK, the “UK Subsidiaries”) (collectively, the “Subsidiaries”); the Company owns 100% of the outstanding equity interest of HCG LLC and HCG UK, and HCG UK owns 100% of the outstanding equity interest of HCG Ltd.; other than the equity interest of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the certificates of incorporation and the by-laws, the certificate of formation and limited liability company agreement or equivalent organizational documents of the Company and the Subsidiaries, as the case may be, and all amendments thereto have been delivered to you or your counsel, and except as set forth in the exhibits to the Registration Statement no changes therein will be made subsequent to the date hereof and prior to the time of purchase or, if later, the additional time of purchase; HCG LLC has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full limited liability company power and authority to own, lease and operate its respective properties and to conduct its respective business as described in the Registration Statement and the Prospectus; each UK Subsidiary is a limited company incorporated under English law, does not have any material assets or any material liabilities or obligations, direct or contingent, and has conducted no operations, other than those incidental to its formation; HCG LLC is duly qualified to do business as a limited liability company and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding equity interests of HCG LLC have been duly authorized and validly issued and are owned by the Company subject to no lien, security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into equity or ownership interests in the Subsidiaries are outstanding;

(f) the Shares to be sold by the Company have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights;

(g) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus under the heading “Description of capital stock” and the certificates for the Shares comply with the applicable requirements of the Company’s certificate of incorporation (as amended and restated, the “Charter”) and bylaws, applicable law and the rules of the NASDAQ National Market, and the holders of the Shares will not be subject to personal liability for the debts or obligations of the Company by reason of being such holders;

(h) this Agreement has been duly authorized, executed and delivered by the Company;

(i) the Company has the corporate power and authority to take, and has duly taken, all corporate action necessary to exercise its option under Article IV, Part E, Section 5.2 of the Charter to redeem (the “Redemption”) all of the outstanding shares of its 8% Preferred Stock, par value $0.01 per share (the “8% Preferred”), all of which are held by the Selling Stockholder, and to pay the participating liquidation preference and all accrued and unpaid dividends thereon, which Redemption shall be consummated within two business days after the time of purchase, and the Company has provided all notices required to be provided in connection therewith;

(j) the Company has the corporate power and authority to take, and has duly taken, all corporate action necessary to authorize the payment in full (the “Prepayment”) of all outstanding principal of, and accrued and unpaid interest on, the Company’s outstanding 8% Promissory Notes held by the Selling Stockholder, which payment shall be made within two business days after the time of purchase;

(k) neither the Company nor HCG LLC is in breach or violation of its respective charter or by-laws, certificate of formation or limited liability company agreement, as the case may be; neither the Company nor any of the Subsidiaries is (i) in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under), any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected, except for any breach, violation or default that would not have a Material Adverse Effect or (ii) in contravention of any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, except any contravention that would not have a Material Adverse Effect;

(l) the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby and its performance hereunder, including, without limitation, the issuance and sale of the Shares by the Company, the Redemption and the Prepayment, will not (i) result in any breach or violation of the Charter or by-laws of the Company, or the certificate of incorporation or bylaws, or certificate of formation or limited liability company agreement, or equivalent organizational documents, as the case may be, of any of the Subsidiaries, (ii) result in any breach or violation of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, except for any breach, violation or default that would not have a Material Adverse Effect or prevent consummation of the transactions contemplated hereby or (iii) contravene any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries;

(m) no approval, authorization, license, consent or order of, or filing with, any federal, state, local or foreign governmental or regulatory commission, board, body, court, authority or agency is required in connection with the issuance and sale of the Shares by the Company or the consummation by the Company of the transactions contemplated hereby other than registration of the Shares under the Act, which has been or will be effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the National Association of Securities Dealers, Inc. (the “NASD”);

(n) except as set forth in the Registration Statement and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; except as set forth in the Registration Statement and the Prospectus, no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, including as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

(o) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct its respective business, except where the failure to have or obtain such licenses, authorizations, consents and approvals or make such filings would not have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(p) all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

(q) there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company, the Subsidiaries or, to the Company’s knowledge, any of the Company’s officers or members of the Company’s board of directors or members of any Subsidiary’s board of managers or board of directors in their capacities as such officers or members, is a party or of which any of their respective properties is subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, court, authority or agency, except any such action, suit, claim, investigation or proceeding that would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby;

(r) PricewaterhouseCoopers LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is filed with the Commission as part of the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the Act;

(s) the consolidated financial statements included in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; any pro forma financial statements or data included in the Registration Statement and the Prospectus comply, in all material respects, with the requirements of Regulation S-X of the Act and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial data and other operating data set forth in the Registration Statement and the Prospectus present fairly, in all material respects, the information included therein and have been prepared on a basis consistent with the financial statements and books and records of the Company and, to the extent described in the Registration Statement and the Prospectus, on a basis consistent with such description; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus.

(t) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as disclosed in the Registration Statement and the Prospectus, (i) there has not been any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) neither the Company nor any of the Subsidiaries has entered into any transaction that is material to the Company and the Subsidiaries taken as a whole, other than transactions in the ordinary course that are not material and adverse to the Company and the Subsidiaries, taken as a whole, (iii) neither the Company nor any of Subsidiaries has incurred any obligation, direct or contingent (including any off-balance sheet obligations) that is material to the Company and the Subsidiaries, taken as a whole, (iv) there has not been any material change in the capital stock or outstanding indebtedness of the Company or the Subsidiaries and (v) there has not been any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

(u) the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), substantially in the form set forth as Exhibit A hereto, of each member of the Company’s board of directors and each of the Company’s executive officers and managing directors, and the parties hereto acknowledge and agree that the lock-up agreement dated August 12, 2004 by and between the Selling Stockholder and the Underwriters is hereby superseded by Sections 6(b) and 6(c) hereof;

(v) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or “controlled” by an entity subject to registration as an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(w) the Company and each of the Subsidiaries (i) do not own any real property and (ii) have good and marketable title to all personal property described in the Registration Statement and in the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances, except as disclosed in the Registration Statement and the Prospectus and as do not materially affect the value of such property and do not interfere with the use made of such property by the Company and the Subsidiaries, taken as a whole; all the property described in the Registration Statement and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made of such property by the Company and the Subsidiaries;

(x) Except as disclosed in the Registration Statement and Prospectus, (i) the Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by them or that are necessary for the conduct of their respective businesses (collectively, “Intellectual Property”), except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect; (ii) there are no third parties who have or, to the

Company’s knowledge, will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property that is licensed to the Company; (iii) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts that could form a reasonable basis for any such claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Company is unaware of any facts that could form a reasonable basis for any such claim; and (vi) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts that could form a reasonable basis for any such claim;

(y) neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending, or to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, and (ii) to the Company’s knowledge (A) no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;

(z) the Company and the Subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or the Subsidiaries under, or to interfere with or prevent compliance by the Company or the Subsidiaries with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the knowledge of the Company, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous

Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(aa) all income tax and other material tax returns required to be filed by the Company and HCG LLC have been filed, and all income taxes and other material taxes and other material assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto due or claimed in writing to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided;

(bb) the Company and each of the Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate for the conduct of its business and the value of its assets and as previously disclosed to the Underwriters; such insurance insures against such losses and risks to an extent that is generally deemed adequate and customary for companies engaged in similar businesses in similar industries, except where the failure to be so insured would not have a Material Adverse Effect; all such insurance is fully in force on the date hereof and, to the Company’s knowledge, will be fully in force at the time of purchase and any additional time of purchase and the Company has no reason to believe that it will not be able to renew any existing insurance coverage (that is material to the operations of the Company and the Subsidiaries taken as a whole) as and when such coverage expires, or to obtain similar coverage from similar insurers as may be necessary to continue its business and at a cost that would not have a Material Adverse Effect;

(cc) neither the Company nor any of the Subsidiaries has sustained since the date of the last audited financial statements included in the Registration Statement and the Prospectus any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that resulted in a Material Adverse Effect;

(dd) except as disclosed in the Prospectus, neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement;

(ee) each of the Company and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(ff) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its Subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize, and report financial data, and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(gg) the Company has provided you or your counsel with true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company or any Subsidiary to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since July 30, 2002, the Company has not, directly or indirectly, including through the Subsidiaries: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002;

(hh) any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(ii) neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or the Subsidiaries has made any payment of funds of the Company or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus;

(jj) neither the Company nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or that has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(kk) to the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus;

(ll) the Registration Statement, the Prospectus and any Preliminary Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of any foreign jurisdiction in which the Prospectus or any Preliminary Prospectus is distributed in connection with the Directed Share Program; and no approval, authorization, consent or order of, or filing with, any governmental or regulatory commission, board, body, authority or agency, other than those obtained, is required in connection with the offering of the Reserved Shares in any jurisdiction where the Reserved Shares are being offered; and

(mm) the Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the intent to influence unlawfully (i) a client of the Company or any of the Subsidiaries to alter the client’s level or type of business with the Company or any of the Subsidiaries, or (ii) a trade journalist or publication to write or publish favorable information about the Company or any Subsidiary or any of their respective services.

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company or such Subsidiary, as the case may be, as to matters covered thereby, to each Underwriter.

4. Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to each Underwriter that:

(a) the Selling Stockholder now is, and at the time of delivery of such Shares (whether the time of purchase or additional time of purchase, as the case may be) will be, the lawful owner of the number of Shares to be sold by the Selling Stockholder pursuant to this Agreement and has, and at the time of delivery thereof will have valid title to such Shares. Assuming that no Underwriter has notice of any adverse claims with respect to the Shares to be sold by the Selling Stockholder hereunder, then upon delivery of the certificate(s) evidencing such Shares indorsed to UBS or indorsed in blank by an effective indorsement in return for payment for such Shares (whether at the time of purchase or the additional time of purchase, as the case may be), UBS will acquire such certificate (and the Shares represented thereby) free of any adverse claim under Section 8-303 of the Uniform Commercial Code as in effect on the date hereof in the State of Illinois;

(b) the Selling Stockholder has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, and has the limited liability company power and authority to execute and deliver this Agreement and to sell and deliver the Shares to be sold by it as contemplated herein;

(c) this Agreement has been duly authorized, executed and delivered by the Selling Stockholder;

(d) (i) the Preliminary Prospectus dated             , 2004 did not, as of its date, and does not contain an untrue statement of a material fact relating to the Selling Stockholder or omit to state a material fact relating to the Selling Stockholder required to be stated therein or necessary to make the statements relating to the Selling Stockholder therein, in light of the circumstances under which they were made, not misleading; the Registration Statement did not, when it became effective, and does not, and, as amended and supplemented, if applicable, will not, at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact relating to the Selling Stockholder or omit to state a material fact relating to the Selling Stockholder required to be stated therein or necessary to make the statements relating to the Selling Stockholder therein not misleading; and the Prospectus, as amended or supplemented, as applicable, will not, as of its date and at the time of purchase or any additional time of purchase, contain an untrue statement of a material fact relating to the Selling Stockholder or omit to state a material fact relating to the Selling Stockholder required to be stated therein or necessary to make the statements relating to the Selling Stockholder therein, in light of the circumstances under which they were made, not misleading;

(ii) except as provided in Section 4(d)(i), to the Selling Stockholder’s knowledge, the Preliminary Prospectus dated             , 2004 did not, as of its date, and does not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except as provided in Section 4(d)(i), to the Selling Stockholder’s knowledge, the Registration Statement did not, when it became effective, and does not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Selling Stockholder makes no warranty or representation with respect to any statement or omission in any Preliminary Prospectus, the Registration Statement or the Prospectus based upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in such Preliminary Prospectus, the Registration Statement or the Prospectus as described in Section 12;

(e) the execution and delivery of this Agreement by the Selling Stockholder, the consummation by the Selling Stockholder of the transactions contemplated hereby and its performance hereunder, including, without limitation, the sale of the Shares to be sold by the Selling Stockholder, the Redemption and the Prepayment, will not (i) result in a breach or violation of the certificate of formation or limited liability company agreement of the Selling Stockholder, (ii) result in any breach or violation of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under), any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Selling Stockholder is a party or by which it or any of its properties may be bound or affected, except for any breach, violation or default that would not prevent consummation of the transactions contemplated hereby or (iii) contravene any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Selling Stockholder;

(f) no approval, authorization, license, consent or order of, or filing with, any federal, state, local or foreign governmental or regulatory commission, board, body, court, authority or agency is required in connection with the sale of the Shares by the Selling Stockholder or the consummation by the Selling Stockholder of the transactions contemplated hereby other than registration of the Shares under the Act, which has been or will be effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the NASD;

(g) neither the Selling Stockholder nor any of its directors, managers, members, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or that has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(h) the Selling Stockholder has not elected, pursuant to Section 7 of Article IV, Part E of the Charter, to convert any of its shares of the 8% Preferred or any accrued and unpaid dividends thereon into Common Stock; and

(i) the sale of the Selling Stockholder’s Shares pursuant to this Agreement is not prompted by any information concerning the Company that is not set forth in the Prospectus.

5. Certain Covenants of the Company. The Company hereby agrees:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may reasonably designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided that in connection therewith, the Company shall not be required to qualify as a foreign corporation, subject itself to taxation in any foreign jurisdiction, or consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to make available to the Underwriters in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when the Registration Statement and any such post-effective amendment thereto has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in accordance with such Rule);

(d) to advise you promptly and if requested by you, to confirm such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing;

(e) subject to Section 5(d) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to provide you with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to promptly notify you of such filing;

(f) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

(g) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a prospectus relating to the Shares is required to be delivered under the Act that could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 5(d) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

(h) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (that will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than the date that is 45 days after the end of the fourth fiscal quarter following the fiscal quarter that includes the effective date of the Registration Statement or, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, the date that is 90 days after the end of such fourth fiscal quarter (the “Availability Date”);

(i) to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, stockholders’ equity and cash flow of the Company and the Subsidiaries for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants);

(j) to furnish to you five (5) copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(k) to furnish to you promptly and, upon request, to each of the other Underwriters for a period of three years from the date of this Agreement (i) copies of any reports or other communications that the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably request regarding the Company or the Subsidiaries, in the case of clauses (iii) and (iv), only to the extent such documents, reports and other requested information are publicly available;

(l) to furnish to you as early as reasonably practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries that have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 8(c) hereof;

(m) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of proceeds” in the Prospectus;

(n) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares, including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the reasonable legal fees, which shall not exceed $10,000, and filing fees and other disbursements of counsel for the Underwriters incurred in connection with such qualifications and determinations) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on NASDAQ and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD, including the reasonable legal fees, which shall not exceed $15,000, and filing fees and other disbursements of counsel to the Underwriters incurred in connection with such filing, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged with the Company’s prior consent in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered with the Company’s prior consent in connection with the road show, (ix) the offer and sale of the Reserved Shares, including all costs and expenses of UBS-FinSvc and the Underwriters, including the fees and disbursements of counsel for the Underwriters, which shall not exceed $40,000, and (x) the performance of the Company’s and the Selling Stockholder’s other obligations hereunder; provided, however, that nothing contained herein shall affect any agreement that the Company and the Selling Stockholder may make for the sharing or allocation of such costs and expenses; provided, further, that except as provided in this Section 5(n) and Section 7, the Underwriters will bear all of their own costs and expenses, including, the fees of their counsel and any stock transfer taxes arising from the resale of any Shares by them;

(o) not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock for a period of 180 days after the date hereof (the “Lock-Up Period”), without the prior written consent of UBS and Deutsche Bank, except for (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus and the filing of one or more registration statements on Form S-8 relating to the issuance of restricted stock and Common Stock upon the exercise of employee stock options, (iii) the issuance of restricted stock and stock options on the date hereof to certain executive officers, employees and directors of the Company as disclosed in the Registration Statement and Prospectus and (iv) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement and the Prospectus; provided, that if either (x) during the period beginning on the date that is 15 calendar days plus 3 business days before the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (y) the Company announces during the Lock-Up Period that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the Lock-Up Period shall be extended for an additional period of 15 calendar days plus 3 business days after the date on which the earnings release is issued or the material news or material event occurs;

(p) to use its best efforts to cause the Common Stock to be listed for quotation on the National Association of Securities Dealers Automated Quotation National Market System (“NASDAQ”);

(q) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock; and

(r) to ensure that the Reserved Shares will be restricted to the extent required by the NASD and its rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement; and to comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Reserved Shares are offered in connection with the Directed Share Program.

6. Certain Covenants of the Selling Stockholder. The Selling Stockholder agrees with each Underwriter as follows:

(a) the Selling Stockholder shall hold all, and shall not convert any, of its shares of the 8% Preferred and shall take all other actions, including, without limitation, executing all documents required, in order to consummate the Redemption within two business days after the time of purchase;

(b) the Selling Stockholder will not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any shares of Common Stock or securities convertible into or exchangeable for Common Stock or warrants or other rights to purchase Common Stock, or any other securities of the Company that are substantially similar to Common Stock during the Lock-Up Period, without the prior written consent of UBS and Deutsche Bank, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii), in each case except for (A) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (B) transfers of shares of Common Stock or any security convertible into Common Stock by bona fide gift or will or intestate succession, provided that each resulting transferee agrees in writing with the Underwriters to be bound by the terms of this Section 6(b), (C) transfers of shares of Common Stock or any security convertible into Common Stock to any trust for the direct or indirect benefit of such Selling Stockholder and/or the immediate family of the Selling Stockholder, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Section 6(b), (D) the exercise of options under stock option plans in effect on the date hereof, as described in the Registration Statement and the Prospectus, (E) the sale or other disposition of shares of Common Stock or other securities acquired in open market transactions after the date hereof (which transactions for clarification purposes do not include the acquisition of any security from the Company, including through the Directed Share Program), provided that any such sale or other disposition is not required to be disclosed or reported under Section 16(a) of the Securities Act, (F) distribution of shares of Common Stock or any security convertible into Common Stock to members of the Selling Stockholder, provided that each resulting transferee agrees in writing with the Underwriters to be bound by the terms of this Section 6(b), and (G) the consummation of the Redemption; provided, that if either (1) during the period beginning on the date that is 15 calendar days plus 3 business days before the last day of the Lock-Up Period, the Company issued an earnings release or material news or a material event relating to the Company occurs or (2) the Company announces during the Lock-Up Period that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period the Lock-Up Period shall be extended for an additional period of 15 calendar days plus 3 business days after the date on which the earnings release is issued or the material news or material event occurs;

(c) the Selling Stockholder will not during the Lock-Up Period (as may be extended pursuant to Section 6(b) hereof), without the prior written consent of UBS and Deutsche Bank, make any demand for, or exercise any right with respect to, the registration of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock;

(d) the Selling Stockholder will advise the Company and the Underwriters promptly of the happening of any event known to the Selling Stockholder within the time during which a prospectus relating to the Shares is required to be delivered under the Act that could require the making of any change in the Prospectus then being used so that the Prospectus would not include, with respect to such Selling Stockholder, an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Selling Stockholder’s expense, to the Company and the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change; and

(e) such Selling Stockholder will pay all the fees and disbursements of their counsel, if any, and any applicable stock transfer or other taxes related to the offering of their Shares; provided, however, that the Underwriters will bear any stock transfer taxes arising from the resale of any Shares by them. Notwithstanding the foregoing, nothing herein shall affect any agreement that the Company and the Selling Stockholders may make for the sharing or allocation of such costs and expenses.

7. Reimbursement of Underwriters’ Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 10 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 5(n) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable, documented fees and disbursements of their counsel.

8. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company and the Selling Stockholder of its obligations hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion and negative assurance statement of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance reasonably satisfactory to Katten Muchin Zavis Rosenman, counsel for the Underwriters, in the form set forth in Exhibit B-1 and Exhibit B-2 hereto, respectively;

(b) The Selling Stockholder shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Skadden, Arps, Slate, Meagher & Flom, LLP, special counsel for the Selling Stockholder, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters, and in form and substance reasonably satisfactory to Katten Muchin Zavis Rosenman, counsel for the Underwriters, in the form set forth in Exhibit C hereto;

(c) You shall have received from PricewaterhouseCoopers LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by UBS and Deutsche Bank.

(d) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Katten Muchin Zavis Rosenman, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, as to the matters referred to in subparagraphs (iv), (v) (with respect to due authorization, valid issuance and fully paid status of Shares only), and the first sentence of subparagraph (vi) (only with respect to the Shares conforming in all material respects as to legal matters to the description thereof contained in the Prospectus) of Exhibit B-1 and Exhibit B-2.

(e) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you reasonably object in writing.

(f) The Registration Statement shall become effective not later than 5:30 P.M. New York City time on the date of this Agreement and, if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement.

(g) Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(h) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, no material adverse change or any development involving a prospective material adverse change in the business, properties, prospects, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole shall occur or become known.

(i) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer in the form attached as Exhibit D hereto.

(j) You shall have received signed Lock-up Agreements referred to in Section 3(u) hereof.

(k) The Company and the Selling Stockholder shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(l) The Shares shall have been approved for quotation on NASDAQ, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

(m) The Selling Stockholder will, at the time of purchase and, if applicable, at the additional time of purchase deliver to you a certificate of the Selling Stockholder in the form attached as Exhibit E hereto.

9. Effective Date of Agreement; Termination. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS and Deutsche Bank or any group of Underwriters (which may include UBS and Deutsche Bank) that has agreed to purchase in the aggregate at least 50% of the Firm Shares, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole that would, in the judgment of UBS and Deutsche Bank or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) since the time of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war or any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if any such event specified in clause (iv) in the judgment of UBS and Deutsche Bank or in the judgment of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (z) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If UBS and Deutsche Bank or any group of Underwriters elects to terminate this Agreement as provided in this Section 9, the Company, the Selling Stockholder and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company or the Selling Stockholder, as the case may be, shall be unable to comply with any of the terms of this Agreement, the Company or the Selling Stockholder, as the case may be, shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(n), 7 and 11 hereof), and the Underwriters shall be under no obligation or liability to the Company and the Selling Stockholder under this Agreement (except to the extent provided in Section 11 hereof) or to one another hereunder.

10. Increase in Underwriters’ Commitments. Subject to Sections 8 and 9 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 8 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 9 hereof) and if the number of Firm Shares that all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A hereto.

Without relieving any defaulting Underwriter from its obligations hereunder, each of the Company and the Selling Stockholder agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 10 with like effect as if such substituted Underwriter had originally been named in Schedule A.

If the aggregate number of Firm Shares that the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares that all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares that the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any defaulting or non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11. Indemnity and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 11 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such

Registration Statement or such Prospectus or necessary to make such information not misleading; provided, however that the indemnity contained in this Section 11(a) with respect to any Preliminary Prospectus, as amended or supplemented if applicable, shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, damage, expense, liability or claim purchased the Shares that are the subject thereof, if the Prospectus corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Shares to such person, unless the failure to send or give a copy of the Prospectus to such person is the result of non-compliance by the Company with Section 5(b) hereof; or (ii) the Directed Share Program, provided that the Company shall not be responsible under this clause (ii) for any loss, damage, expense, liability or claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of the Underwriters in conducting the Directed Share Program.

The Selling Stockholder agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact relating to the Selling Stockholder or its members contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact relating to the Selling Stockholder or its members required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading; provided, that the Selling Stockholder shall not be responsible pursuant to this indemnity for losses, expenses, liability or claims for an amount in excess of the gross proceeds to be received by the Selling Stockholder (before deducting expenses) from its sale of Shares hereunder.

If any action, suit or proceeding (each, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company or the Selling Stockholder pursuant to the foregoing paragraphs, such Underwriter or such person shall promptly notify the Company and the Selling Stockholder in writing of the institution of such Proceeding and the Company or the Selling Stockholder, as the case may be, shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses of such counsel; provided, however, that the omission to so notify the Company or the Selling Stockholder shall not relieve the Company or the Selling Stockholder from any liability that the Company or the Selling Stockholder may have to any Underwriter or any such person or otherwise, except to the extent no executive officer or director of the Company or executive officer of the Selling Stockholder shall have otherwise had actual knowledge of such Proceeding (provided that knowledge on the part of the executive officers or directors of the Company will not be imputed to executive officers of the

Selling Stockholder and vice versa) and such omission results in (i) the forfeiture by the Company or the Selling Stockholder of substantial rights and defenses or (ii) actual material prejudice to the Company or the Selling Stockholder, as the case may be. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company or the Selling Stockholder in connection with the defense of such Proceeding or the Company or the Selling Stockholder shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded, upon advice of counsel, that there may be defenses available to it or them that are different from, additional to or in conflict with those available to the Company or the Selling Stockholder (in which case the Company or the Selling Stockholder shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company or the Selling Stockholder and paid as incurred (it being understood, however, that the Company or the Selling Stockholder shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company or the Selling Stockholder shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company or the Selling Stockholder, the Company or the Selling Stockholder agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request for reimbursement of fees and expenses of counsel in accordance with this Agreement prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

The Company agrees to indemnify, defend and hold harmless UBS-FinSvc and its partners, directors and officers, and any person who controls UBS-FinSvc within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, UBS-FinSvc or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (i) arises out of or is based upon (a) any of the matters referred to in clauses (i) through (iii) of the first paragraph of this Section 11(a), or (b) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Directed Share Participant to pay for and accept delivery of Reserved Shares that the Directed Share Participant has agreed to purchase; or (iii) otherwise arises out of or is based upon the Directed Share Program, provided that the Company shall not be responsible under this clause (iii) for any loss, damage, expense, liability or claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of UBS-FinSvc in conducting the Directed Share Program. The immediately preceding paragraph of this Section 11(a) shall apply equally to any Proceeding brought against UBS-FinSvc or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing sentence; except that the Company shall be liable for the expenses of one separate counsel (in addition to any local counsel) for UBS-FinSvc and any such person, separate and in addition to counsel for the Underwriters, in any such Proceeding.

(b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, the Selling Stockholder, its directors, officers and members and any person who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Selling Stockholder or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus as described in Section 12, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

If any Proceeding is brought against the Company, the Selling Stockholder or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, the Selling Stockholder or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses of such counsel; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability that such Underwriter may have to the Company, the Selling Stockholder or any such person or otherwise, except to the extent such Underwriter shall not have otherwise had actual knowledge of the proceeding and such omission results in (i) the forfeiture by such Underwriter of substantial rights and defenses or (ii) actual material prejudice to the Underwriter. The Company, the Selling Stockholder or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Selling Stockholder or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or the parties shall have reasonably concluded, upon advice of counsel, that there may be defenses available to it or them that are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company, the Selling Stockholder and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request for reimbursement of fees and expenses of counsel in accordance with this Agreement prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(c) The Company agrees to indemnify, defend and hold harmless the Selling Stockholder, its directors, officers and members, and any person who controls the Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Selling Stockholder or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact relating to the Selling Stockholder or its members or arises out of or is based upon any omission or alleged omission to state a material fact relating to the Selling Stockholder or its members required to be stated in either such Registration Statement or such Prospectus or necessary to make such information not misleading;

The Selling Stockholder agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact relating to the Selling Stockholder or its members contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact relating to the Selling Stockholder or its members required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading; provided, that the Selling Stockholder shall not be responsible for losses, expenses, liability or claims for an amount in excess of the gross proceeds to be received by the Selling Stockholder (before deducting expenses) from its sale of Shares hereunder.

If any Proceeding is brought against the Company, the Selling Stockholder or any such person in respect of which indemnity may be sought against the Company or the Selling Stockholder, as the case may be, pursuant to the foregoing paragraphs, the Company, the Selling Stockholder or such person seeking to be indemnified shall promptly notify the Company or the Selling Stockholder, as the case may be, in writing of the institution of such Proceeding and the Company or the Selling Stockholder, as the case may be, shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to the Company, the Selling Stockholder or such other person seeking to be indemnified, as the case may be, and payment of all reasonable fees and expenses of such counsel; provided, however, that the omission to so notify the indemnifying party shall not relieve such indemnifying party from any liability that such indemnifying party may have to the indemnified party, except to the extent that no executive officer or director of such indemnifying party shall have otherwise had actual knowledge of such proceeding and such omission results in (i) the forfeiture by such indemnifying party of substantial rights and defenses or (ii) actual material prejudice to the indemnified party. The Company, the Selling Stockholder or such person seeking to be indemnified, as the case may be, shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless the employment of such counsel shall have been authorized in writing by the indemnifying party, in connection with the defense of such Proceeding or such indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or the indemnified party or parties shall have reasonably concluded upon advice of counsel that there may be defenses available to it or them that are different from or additional to or in conflict with those available to the indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party, but such indemnifying party may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnifying party), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No indemnifying party shall be liable for any settlement of any such Proceeding effected without the written consent of the indemnifying party but if settled with the written consent of the indemnifying party, the indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any loss or liability by reason of such settlement. Notwithstanding anything to the contrary contained herein, no indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which the indemnified party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

(d) (i) If the indemnification provided for in this Section 11 is unavailable to an indemnified party under subsections (a) or (b) of this Section 11 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (A) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand from the offering of the Shares or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriters on the other in connection with the statements or omissions that resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholder and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company and/or the Selling Stockholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

                (ii) If the indemnification provided for in this Section 11 is unavailable to an indemnified party under subsection (c) of this Section 11 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (A) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Selling Stockholder on the other hand from the offering of the Shares or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company on the one hand and of the Selling Stockholder on the other in connection with the statements or omissions that resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and by the Selling Stockholder on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and by the Selling Stockholder, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Selling Stockholder on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Selling Stockholder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 11, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission and (ii) the Selling Stockholder shall not be required to contribute any amount in excess of the gross proceeds (before deducting expenses) applicable to the Shares sold by the Selling Stockholder hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

(f) The indemnity and contribution agreements contained in this Section 11 and the covenants, warranties and representations of the Company and the Selling Stockholder contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers, the Selling Stockholder or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company, the Selling Stockholder and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company or the Selling Stockholder, against any of the Company’s or Selling Stockholder’s officers, directors, members, managers or partners, as the case may be, in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

12. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page of the Prospectus and the statements in the Prospectus under the heading “Underwriting” that are (i) in the two paragraphs immediately preceding the sub-heading “Over-Allotment Option,” (ii) in the first paragraph immediately under the sub-heading “Commissions and Discounts” and (iii) in the paragraphs under the sub-heading “Price Stabilization, Short Positions” constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 11 hereof.

13. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, New York 10171-0026, Attention: Syndicate Department and Deutsche Bank Securities Inc., 60 Wall Street, 3rd Floor, New York, New York 10005, Attention: Syndicate Desk, with a copy to the same address, Attention: General Counsel; if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 550 West Van Buren Street, Chicago, Illinois 60607, Attention: Gary L. Burge, with a copy to the same address, Attention: General Counsel; and if to the Selling Stockholder, shall be sufficient in all respects if delivered or sent to the Selling Stockholder c/o Lake Capital, 676 North Michigan Avenue, Chicago, Illinois 60611, Attention: Edward Kovas, with a copy to the same address, Attention: Paul Yovovich.

14. Survivability. The parties agree that the representations and warranties of the Selling Stockholder contained in (A) Section 4(d)(ii), including in each case any rights arising out of any breach of such representations and warranties, shall not survive the time of purchase, and (B) paragraph 2 with respect to certifying Section 4(d)(ii) and paragraph 3 of the Selling Stockholder’s certificate (in substantially the form attached hereto as Exhibit E) as delivered pursuant to the terms of this Agreement, including in each case any rights arising out of any breach of such representations and warranties, shall not survive the time of purchase or the additional time of purchase, as applicable. This Section 14 shall not apply to fraud by the Selling Stockholder.

15. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the

State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

16. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company and the Selling Stockholder hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBS, Deutsche Bank or any indemnified party. Each of UBS, Deutsche Bank, the Selling Stockholder and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Selling Stockholder agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

17. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Selling Stockholder and the Company and to the extent provided in Section 11 hereof the controlling persons, partners, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

18. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

19. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Selling Stockholder and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s, the Selling Stockholder’s and any of the Underwriters’ respective businesses and/or assets.

20. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholder and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this agreement and your acceptance shall constitute a binding agreement among the Company and the Underwriters, severally.

Very truly yours, HURON CONSULTING GROUP INC.

By:
Title: Chief Executive Officer and President
HCG HOLDINGS LLC

By:
Title:

Accepted and agreed to as of the

date first above written, on

behalf of themselves

and the other several Underwriters

named in Schedule A

UBS SECURITIES LLC

DEUTSCHE BANK SECURITIES INC.

WILLIAM BLAIR & COMPANY, L.L.C.

By: UBS SECURITIES LLC

By:
Title:

By:
Title:

By: DEUTSCHE BANK SECURITIES, INC.

By:
Title:

By:
Title:

SCHEDULE A

Underwriter	Number of Firm Shares
UBS SECURITIES LLC DEUTSCHE BANK SECURITIES INC. WILLIAM BLAIR & COMPANY, L.L.C.

Total

Exhibit A

Huron Consulting Group Inc

Common Stock

($0.01 Par Value)

            , 2004

UBS Securities LLC

Deutsche Bank Securities Inc.

William Blair & Company, L.L.C.

As Representatives of the several Underwriters

c/o UBS Securities LLC

    299 Park Avenue

    New York, New York 10171

Ladies and Gentlemen:

This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Huron Consulting Group Inc. (the “Company”), the stockholder(s) of the Company named therein and you, as Representatives of the several Underwriters named therein, with respect to the public offering (the “Offering”) of Common Stock, par value $.01 per share, of the Company (the “Common Stock”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that for a period of 180 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of UBS Securities LLC (“UBS”) and Deutsche Bank Securities Inc. (“Deutsche Bank”), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of (except in the undersigned’s capacity as an officer or director of the Company with respect to the filing of a Registration Statement on Form S-8 relating to employee benefit plans of the Company), or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Act”), and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of or sale to the Underwriters of any

Common Stock pursuant to the Offering and the Underwriting Agreement, (b) transfers of shares of Common Stock or any security convertible into Common Stock by bona fide gift or will or intestate succession, provided that each resulting transferee agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement, (c) transfers of shares of Common Stock or any security convertible into Common Stock to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement, (d) the exercise of options under stock option plans in effect on the date hereof, as described in the Registration Statement and the Prospectus, (e) the sale or other disposition of shares of Common Stock or other securities acquired in open market transactions after the pricing of the offering (which transactions for clarification purposes do not include the acquisition of any securities from the Company, including through the Directed Share Program), provided that any such sale or other disposition is not required to be disclosed or reported under Section 16(a) of the Act or (f) distributions of shares of Common Stock or any security convertible into Common Stock to partners, members or stockholders of the undersigned, if the undersigned is a partnership, limited liability company or corporation, provided that each resulting transferee agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for a period of 180 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of UBS and Deutsche Bank, make any demand for, or exercise any right with respect to, the registration of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock.

If (i) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the 180-day restricted period and ends on the last day of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day restricted period, the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the issuance of the earnings release or material news or the material event occurs.

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn, (iii) for any reason the Underwriting Agreement shall be terminated prior to the time of purchase (as defined in the Underwriting Agreement) or (iv) the Offering is not consummated prior to December 31, 2004, this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

[Signature page follows.]

Yours very truly,

Name:

Exhibit B-1

Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP,

special counsel for the Company

Exhibit B-2

Form of Negative Assurance Statement of Skadden, Arps, Slate, Meagher & Flom LLP,

special counsel for the Company

Exhibit C

Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP,

special counsel for the Selling Stockholder

Exhibit D

Officers’ Certificate

1.	I have reviewed the Registration Statement and the Prospectus.

2.	The representations and warranties of the Company as set forth in this Agreement are true and correct as of the time of purchase and, if applicable, the additional time of purchase.

3.	The Company has performed all of its obligations under this Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be.

4.	The conditions set forth in paragraphs (f) and (g) of Section 8 of this Agreement have been met.

5.	The financial statements and other financial information included in the Registration Statement and the Prospectus fairly present in all material respects the financial condition, results of operations, and cash flows of the Company as of, and for, the periods presented in the Registration Statement.

Exhibit E

Selling Stockholder’s Certificate

1.	I have reviewed the Registration Statement and the Prospectus.

2.	The representations and warranties of the Selling Stockholder as set forth in this Agreement are true and correct as of the time of purchase and, if applicable, the additional time of purchase.

3.	To the Selling Stockholder’s knowledge, the Prospectus, as amended or supplemented, if applicable, did not, as of its date, and does not, as of the time of purchase and, if applicable, the additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Selling Stockholder makes no representation with respect to any statement contained in, or omission from, the Prospectus based upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Prospectus, it being understood and agreed that the only such information is that described in Section 12 of this Agreement.

4.	The Selling Stockholder has performed all of its obligations under this Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be.

The representations and warranties contained in paragraph 2 above with respect to certifying Section 4(d)(ii) of this Agreement and paragraph 3 above, including in each case any rights arising out of any breach of such representations and warranties, shall not survive the time of purchase and, if applicable, the additional time of purchase, except in the case of fraud on the part of the Selling Stockholder.